Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF ONE HUNDRED AND EIGHTY (180) DAYS FOLLOWING THE COMMENCEMENT OF SALES OF THE OFFERING PURSUANT TO THE PROSPECTUS SUPPLEMENT TO THE REGISTRATION STATEMENT OF THE COMPANY’S SECURITIES (FILE NO. 333-254366) AND MAY NOT BE (A) SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED TO ANYONE OTHER THAN UNIVEST SECURITIES, LLC, OR BONA FIDE OFFICERS OR PARTNERS OF UNIVEST SECURITIES, LLC, OR (B) CAUSED TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS SECURITIES HEREUNDER, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(E)(2).

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO NOVEMBER 16, 2023. VOID AFTER 5:00 P.M., EASTERN TIME, MAY 16, 2028.

AMENDED AND RESTATED

PLACEMENT AGENT’S WARRANT

FOR THE PURCHASE OF 115,452 SHARES OF COMMON STOCK

OF

GD CULTURE GROUP LIMITED

1. Purchase Warrant. THIS CERTIFIES THAT, pursuant to that certain placement agency agreement dated May 1, 2023 (the “Placement Agency Agreement”), by and between GD Culture Group Limited, a Nevada company (the “Company”), on the one hand, and Univest Securities, LLC (the “Holder” or the “Placement Agent”), on the other hand, the Holder, as registered owner of this Purchase Warrant, is entitled, at any time or from time to time from November 16, 20231 (the “Exercise Date”), and at or before 5:00 p.m., Eastern time, on May 16, 20282, (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to such number of shares of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”), as equal to five percent (5%) of the aggregate number of Offered Shares, Warrants and Pre-Funded Warrants sold in the Placement (the “Shares”) for an aggregate purchase price of $100, subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $10.02 per share of Common Stock (which is equal to one hundred twenty percent (120%) of the offering price in the Placement); provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per share of Common Stock and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price as set forth above or the adjusted exercise price as a result of the events set forth in Section 6 below, depending on the context. Capitalized terms not defined herein shall have the meaning ascribed to them in the Placement Agency Agreement.

2.	Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit A must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Common Stock being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern Time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

1 six months from the commencement of sales of the securities being offered in the placement.

2 five years from the commencement of sales of the securities being offered in the placement.

2.2 Cashless Exercise. At any time after the Exercise Date and until the Expiration Date, Holder may elect to receive the number of shares of Common Stock equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,		X	=	The number of shares of Common Stock to be issued to Holder;
		Y	=	The number of shares of Common Stock for which the Purchase Warrant is being exercised;
		A	=	The fair market value of one share of Common Stock; and
		B	=	The Exercise Price.

For purposes of this Section 2.2, the “fair market value” of a share of Common Stock is defined as follows:

(i)	if the Common Stock is traded on a national securities exchange, the value shall be deemed to be the closing price on such exchange for the five consecutive trading days ending on the day immediately prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(ii)	if the Common Stock is actively traded over-the-counter, the value shall be deemed to be the weighted average price of the Common Stock for the five consecutive trading days ending on the trading day immediately prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(iii)	if there is no market for the Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3 Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear the following legends unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”), or are exempt from registration under the Act:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF ONE HUNDRED AND EIGHTY (180) DAYS FOLLOWING THE COMMENCEMENT OF SALES OF THE OFFERING PURSUANT TO THE PROSPECTUS SUPPLEMENT TO THE REGISTRATION STATEMENT OF THE COMPANY’S SECURITIES (FILE NO. 333-254366) AND MAY NOT BE (A) SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED TO ANYONE OTHER THAN UNIVEST SECURITIES, LLC, OR BONA FIDE OFFICERS OR PARTNERS OF UNIVEST SECURITIES, LLC, OR (B) CAUSED TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS SECURITIES HEREUNDER, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(E)(2).”

(ii) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by a certificate, instrument, or book entry so legended.

3.	Transfer.

3.1 General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant for a period of one hundred eighty (180) days following the commencement of sales of the public offering to anyone other than: (i) the Placement Agent or a selected dealer participating in the Placements, or (ii) a bona fide officer or partner of the Placement Agent or of any such selected dealer, in each case in accordance with FINRA Rule 5110(e)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(e)(2). On and after that date that is one hundred eighty (180) days after the commencement of sales of the offering, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Company that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities that has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and includes a current prospectus or (iii) a registration statement, relating to the offer and sale of such securities has been filed and declared effective by the Commission and compliance with applicable state securities law has been established.

4.	Registration Rights.

4.1	Demand Registration.

4.1.1 Grant of Right. Unless all of the Registrable Securities (as defined below) are included in an effective registration statement with a current prospectus or a qualified offering statement with a current registration statement, the Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least fifty-one percent (51%) of the Warrants and/or the underlying shares of Common Stock (“Majority Holders”), agrees to register, on one occasion, all or any portion of the shares of Common Stock underlying this Purchase Warrant that are permitted to be registered under the Act (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement with the Commission (a “Demand Registration Statement”) covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback pursuant to Section 4.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement; or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty days after such offering is consummated. The demand for registration may be made at any time during a period of five years beginning on the date of commencement of sales of the offering.

4.1.2 Terms. The Company shall bear all fees and expenses attendant to the Demand Registration Statement pursuant to Section 4.1.1, but the Holder(s) shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holder(s) to represent the Holder(s) in connection with the sale of the Registrable Securities. The Company agrees to use its best efforts to cause the filing of a Demand Registration Statement required herein to become effective promptly and to qualify or register the Registrable Securities in such states as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal stockholders of the Company to be obligated to escrow their Common Stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 4.1.1 to remain effective for a period of at least 12 consecutive months after the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holder(s) shall only use the prospectuses provided by the Company to sell the shares of Common Stock covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder(s) that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 4.1.2, the Holder(s) shall be entitled to a Demand Registration Statement under this Section 4.1.2 on only one occasion and such demand registration right shall terminate on the fifth anniversary of the commencement of sales of the offering in accordance with FINRA Rule 5110(g)(8)(C).

4.2	“Piggy-Back” Registration.

4.2.1 Grant of Right. Unless all of the Registrable Securities are included in an effective registration statement with a current prospectus or a qualified offering statement with a current offering circular, the Holder shall have the right, for a period of five years commencing on the commencement of sales of the offering, to include the remaining Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Act or pursuant to Form F-3 or any equivalent form).

4.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.2.1 hereof, but the Holder(s) shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holder(s) to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than 30 days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holder(s) shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been registered under an effective registration statement. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within ten days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Purchase Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.2.2. Notwithstanding the provisions of this Section 4.2.2, such piggyback registration rights shall terminate on the fifth anniversary of the commencement of sales of the offering in accordance with FINRA Rule 5110(g)(8)(D).

5.	New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of Common Stock purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and effective date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6.	Adjustments.

6.1 Adjustments to Exercise Price and Number of shares of Common Stock. The Exercise Price and the number of shares of Common Stock underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Stock Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock or by a split up of Commo Stock or other similar event, then, on the effective day thereof, the number of shares of Common Stock purchasable hereunder shall be increased in proportion to such increase in outstanding shares of Common Stock, and the Exercise Price shall be proportionately decreased.

6.1.2 Aggregation of Common Stock. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of Ordinary Shares or other similar event, then, on the effective date thereof, the number of shares of Common Stock purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

6.1.3 Replacement of Common Stock upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 or Section 6.1.2 hereof or that solely affects the par value of such Common Stock, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 6.1.1 or Section 6.1.2, then such adjustment shall be made pursuant to Section 6.1.1, Section 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, stock reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4  Fundamental Transaction. If, at any time while this Purchase Warrant is outstanding, the Company enters into the following transactions with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with, the other Persons making or party to such stock purchase agreement or other business combination): (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares of Common Stock for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the shares of Common Stock or any compulsory stock exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spinoff or scheme of arrangement) with another Person or group of Persons (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Purchase Warrant, the Holder shall have the right to receive, for each Purchase Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional or alternative consideration (the “Alternative Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Purchase Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternative Consideration based on the amount of Alternative Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternative Consideration in a reasonable manner reflecting the relative value of any different components of the Alternative Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternative Consideration it receives upon any exercise of this Purchase Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Purchase Warrant, and to deliver to the Holder in exchange for this Purchase Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Purchase Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon exercise of this Purchase Warrant prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Purchase Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Purchase Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of, the Company and shall assume all of the obligations of the Company, under this Purchase Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

6.1.5 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

6.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding shares of Common Stock), the corporation formed by such consolidation or stock reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of the Common Stock and other securities and property receivable upon such consolidation or stock reconstruction or amalgamation, by a holder of the number of shares of Common Stock of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, stock reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section 6 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of shares of Common Stock or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of this Purchase Warrant and payment of the exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all shares of Common Stock issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTCQB Market or any successor quotation system) on which the shares of Common Stock issued to the public in the Offering may then be listed and/or quoted (if at all).

8.	Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Common Stock any additional stock capital of the Company or securities convertible into or exchangeable for shares in the capital of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or stock reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Chief Executive Officer of the Company.

8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made if made in accordance with the notice provisions of the Placement Agency Agreement to the addresses and contact information set forth below:

If to the Holder, then to:

Univest Securities, LLC

75 Rockefeller Plaza #1838

New York, NY 10019

Attn: Edric Guo

Email: yguo@univest.us

With a copy to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor,
New York, NY 10022
Attn: Ying Li, Esq.

Email: yli@htflawyers.com

If to the Company:

GD Culture Group Limited

Flat 1512, 15F, Lucky Centre,

No.165-171 Wan Chai Road

Wan Chai, Hong Kong

Attention: Xiaojian Wang

Email: xiaojian.gdc@gmail.com

With a copy to:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attn: Mengyi “Jason” Ye, Esq.

Emails: jye@orllp.legal

9.	Miscellaneous.

9.1 Amendments. The Company and the Placement Agent may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Placement Agent may deem necessary or desirable and that the Company and the Placement Agent deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3. Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and the Placement Agent enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

9.8 Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.9 Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Purchase Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Purchase Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Purchase Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Shares which it is then entitled to receive upon the due exercise of this Purchase Warrant. In addition, nothing contained in this Purchase Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Purchase Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

9.10 Restrictions. The Holder acknowledges that the Shares acquired upon the exercise of this Purchase Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

9.11 Severability. Wherever possible, each provision of this Purchase Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Purchase Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Purchase Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the 16th day of May, 2023.

GD Culture Group Limited

By:
Name: Xiaojian Wang
Title: CEO

EXHIBIT A

Exercise Notice

Form to be used to exercise Purchase Warrant:

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ shares of Common Stock of GD Culture Group Limited, a Nevada company (the “Company”) and hereby makes payment of $____ (at the rate of $____ per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the shares of Common Stock as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of shares of Common Stock for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ shares of Common Stock under the Purchase Warrant for ______ shares of Common Stock, as determined in accordance with the following formula:

	X	=	Y(A-B)
A
Where,	X	=	The number of shares of Common Stock to be issued to Holder;
	Y	=	The number of shares of Common Stock for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one share of Common Stock which is equal to $_____; and
	B	=	The Exercise Price which is equal to $______ per share of Common Stock

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the shares of Common Stock as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of shares of Common Stock for which this Purchase Warrant has not been converted.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

Assignment Notice

Form to be used to assign Purchase Warrant:

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED, _____________________ does hereby sell, assign and transfer unto the right to purchase _______________ shares of Common Stock of GD Culture Group Limited, a Nevada company (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________ 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.